Exhibit 99.3

Unaudited Pro Forma Condensed Consolidated Financial Statements

On December 30, 2020 (the “Closing Date”), Americold Realty Trust (the “Company,” “we,” “us,” or “our”) and Americold Realty Operating Partnership, L.P. (the “Operating Partnership”), the subsidiaries of the Company and the Operating Partnership (such subsidiaries, collectively with the Company and the Operating Partnership, the “Buyers”), completed the previously announced acquisition of Agro Merchants Global, L.P., a Cayman Islands exempted limited partnership (“Agro”, “Agro Merchants’” or “Seller Parent”) Agro Merchants Intermediate Holdings, L.P., a Cayman Islands exempted limited partnership (“Seller Holdings”), the direct and indirect subsidiaries of Seller Parent set forth on Annex II attached thereto (such subsidiaries, collectively with Seller Parent and Seller Holdings, the “Seller” and each, a “Seller”) and the direct and indirect Subsidiaries of Seller Parent set forth on Annex III attached thereto (such subsidiaries, collectively, the “Target Companies”). Pursuant to the Transaction Agreement, the Buyers acquired all of the equity interest of the Target Companies held by the Sellers (the “Acquisition”) for aggregate consideration of approximately $1.6 billion. This was comprised of cash consideration totaling $1.1 billion, of which $49.7 million was deferred, and the issuance of 14,166,667 common shares of beneficial interest to Oaktree, with a fair value of $512.1 million based upon the closing share price on December 29, 2020 of $36.15. Financing lease and sale-leaseback obligations associated with the acquisition totaled $119.9 million and when added to the total consideration transferred brings the total transaction cost to approximately $1.7 billion.

The following unaudited pro forma condensed consolidated financial statements of Americold Realty Trust and its subsidiaries as of and for the nine months ended September 30, 2020, and for the year ended December 31, 2019, are derived from the Company’s historical consolidated financial statements included in the Company’s filings on Forms 10-K and 10-Q. The unaudited pro forma condensed consolidated financial statements are also derived from the historical consolidated financial statements of Agro Merchants Global, L.P. for the year ended December 31, 2019, and the condensed consolidated financial statements (unaudited) of Agro Merchants Global, L.P. as of September 30, 2020 and for the nine months ended September 30, 2020 and 2019, included elsewhere in this filing on Form 8-K/A.

The accompanying unaudited pro forma condensed consolidated financial statements of the Company present the unaudited pro forma condensed consolidated balance sheet of the Company and Seller as of September 30, 2020, and the unaudited pro forma condensed consolidated statements of operations of the Company and Seller for the nine months ended September 30, 2020 and the year ended December 31, 2019.

On October 13, 2020, the Company and Operating Partnership entered into (a) forward sales agreements (collectively, the “Initial Forward Sale Agreements”) with each of Citigroup Global Markets Inc., BofA Securities, Inc. and Goldman Sachs & Co. LLC (or their respective affiliates) (the “Forward Purchasers”), and (b) an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., BofA Securities, Inc. and Goldman Sachs & Co. LLC, as representatives of the several underwriters named in Schedule A thereto (the “Underwriters”), the Forward Purchasers and their respective affiliates, relating to the offer and sale of up to 36,685,000 common shares of beneficial interest, $0.01 par value per share at a public offering price of $38.00 per share, which included an option to purchase up to 4,785,000 additional common shares.

On November 9, 2020, the underwriters exercised in full their option to purchase the additional 4,785,000 common shares (the “Option Shares”) and the Company entered into additional forward sale agreements with each Forward Purchaser relating to the exercise of the Option Shares. These additional forward sale agreements were not physically settled upon closing of the Acquisition.

On December 29, 2020, the Company settled the Initial Forward Sale Agreements in full by issuing an aggregate of 31,900,000 common shares to the Forward Purchasers in exchange for net proceeds of approximately $1.17 billion.

On December 30, 2020, the Company and the Operating Partnership entered into a note and guaranty agreement (the “Note and Guaranty Agreement”) with the purchasers named therein (the “Buyers”). The Note and Guaranty Agreement provides for the private placement by the Operating Partnership of its €400,000,000 1.62% Series D Guaranteed Senior Notes due January 7, 2031 (the “Series D Notes”) and its €350,000,000 1.65% Series E Guaranteed Senior Notes due January 7, 2033 (the “Series E Notes” and, together with the Series D Notes, the “Notes”). The Notes were issued on December 30, 2020. The Notes will pay interest semiannually on January 7 and July 7 of each year, commencing on July 7, 2021, until maturity.

The accompanying unaudited pro forma condensed consolidated financial statements are prepared using the acquisition method of accounting, with the Company and the Operating Partnership treated as the acquirer and as if the Acquisition had occurred on September 30, 2020, in the case of the unaudited pro forma condensed consolidated balance sheet, and on January 1, 2019, in the case of the unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2020 and for the year ended December 31, 2019. The Company is in the process of obtaining a third-party valuation of the assets acquired and liabilities assumed from the Acquisition. The amounts of certain assets and liabilities presented in the accompanying unaudited pro forma condensed consolidated financial statements are based on management’s estimates and assumptions, as well as other information compiled by management, including information from prior valuations of similar entities and the books and records of Agro. The final acquisition accounting will be determined when the Company has completed the detailed valuations and necessary calculations. The final acquisition accounting could differ materially from the preliminary acquisition accounting used in the pro forma adjustments. The final acquisition accounting may result in changes to (1) fair values of property, buildings and equipment, (2) values assigned to intangible assets such as customer relationships and goodwill, (3) deferred taxes, and (4) assets and liabilities. Any excess purchase price over the acquired net assets, as adjusted to reflect estimated fair values, has been recorded as goodwill. The unaudited pro forma condensed consolidated statements of operations do not include the impact to income tax (expense) benefit as this is being evaluated by the Company and is not expected to be material.

The accompanying unaudited pro forma condensed consolidated financial statements presented are based on the assumptions and adjustments described below and in the accompanying notes. The accompanying unaudited pro forma condensed consolidated financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated financial position and results of operations of the Company would have been had the Acquisition occurred on the dates assumed, nor are they necessarily indicative of what the financial position or results of operations would be for any future periods. The unaudited pro forma condensed consolidated statements of operations do not include the impact of any revenue, cost or other operating synergies that may result from the Acquisition or any related restructuring costs. The accompanying unaudited pro forma condensed consolidated financial statements reflect a hypothetical situation, and actual results may differ from these unaudited pro forma condensed consolidated financial statements once the Company has finalized the required acquisition accounting. There can be no assurance that such finalizations will not result in material changes. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with (1) the accompanying notes to the unaudited pro forma condensed consolidated financial statements of the Company, (2) the audited consolidated financial statements of the Company as of and for the year ended December 31, 2019, and notes thereto included in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”) on March 2, 2020; (3) the unaudited condensed consolidated financial statements of the Company as of and for the nine months ended September 30, 2020, and notes thereto included in the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 6, 2020; (4) the audited consolidated financial statements and notes thereto of Agro as of and for the year ended December 31, 2019, which are filed as Exhibit 99.1 to this Amendment No. 1 to the Current Report on Form 8-K (“Amendment No. 1”); and (5) the unaudited condensed consolidated financial statements and notes thereto of Agro as of September 30, 2020 and for the nine months ended September 30, 2020 and 2019, which are filed as Exhibit 99.2 to this Amendment No. 1 to the Current Report on Form 8-K (“Amendment No. 1”).

The unaudited pro forma condensed consolidated financial statements reflect the following transactions and adjustments:

•

The Acquisition is included in the unaudited pro forma condensed consolidated statements of operations as if it occurred on January 1, 2019, and the unaudited pro forma condensed consolidated balance sheet as if it occurred on September 30, 2020.

•

The issuance by the Company of an aggregate of 31.9 million common shares to the Forward Purchasers in exchange for net proceeds of approximately $1.17 billion on December 29, 2020 to settle the Initial Forward Sales Agreements.

•

The issuance by the Company and the Operating Partnership on December 30, 2020, of €400 million of Series D Guaranteed Senior Notes and €350 million of Series E Guaranteed Senior Notes, net of $4.6 million in issuance costs. The Notes were included in the unaudited pro forma condensed consolidated statements of operations as if they were issued on January 1, 2019, and the unaudited pro forma condensed consolidated balance sheet as if they were issued on September 30, 2020.

Preliminary Acquisition Accounting

On December 30, 2020, the Company acquired the Target Companies for total consideration of approximately $1.6 billion including cash payments of $1.08 billion and the issuance of 14.2 million common shares of beneficial interest with a then current market value of $512.1 million. Financing lease and sale-leaseback obligations associated with the acquisition totaled $119.9 million, as indicated in the table below, and when added to the total consideration transferred brings the total transaction cost to approximately $1.7 billion. The transaction was accounted for using the acquisition method of accounting. In preparing the unaudited pro forma condensed consolidated balance sheet, the Acquisition is treated as if it occurred on September 30, 2020. The Company has performed a preliminary valuation analysis of the fair market value of the acquired assets and assumed liabilities. The Company is in the process of obtaining a third-party valuation of the assets acquired and liabilities assumed in the Acquisition. The amounts of certain assets presented in the accompanying unaudited pro forma condensed consolidated financial statements are based on management’s estimates and assumptions and are subject to adjustment as additional information is obtained and the third-party valuation is finalized. The final acquisition accounting will be determined when the Company has completed the detailed valuations and necessary calculations. The final acquisition accounting could differ materially from the preliminary acquisition accounting used in the pro forma adjustments. The final acquisition accounting may result in changes to (1) fair values of property, buildings and equipment, (2) values assigned to intangible assets such as customer relationships and goodwill, (3) deferred taxes, and (4) assets and liabilities. Any excess purchase price over the acquired net assets, as adjusted to reflect estimated fair values, has been recorded as goodwill. A summary of the preliminary fair values of the assets acquired and liabilities assumed is presented below (in thousands):

Preliminary Amounts Recognized as of the Acquisition Date
Assets
Land	$95,286
Buildings and improvements	778,170
Machinery and equipment	206,453
Operating lease right-of-use assets	191,229
Financing lease asset	46,845
Cash and cash equivalents	47,534
Accounts receivable	78,423
Goodwill	346,673
Acquired identifiable intangibles:
Customer relationships	333,501
Investment in partially owned entities	21,638
Other assets	20,038

Total assets	2,165,790
Liabilities
Accounts payable and accrued expenses	90,860
Operating lease obligations	191,229
Financing lease obligations	46,845
Sale-leaseback obligations	73,075
Deferred tax liability	175,719

Total Liabilities	577,728

Total consideration for the Agro Acquisition	$1,588,062

Americold Realty Trust and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2020

(Amounts in thousands)

	Americold Historical	Agro Merchants Historical (Note III)	Transaction Accounting Adjustments	Notes	Other Transaction Accounting Adjustments	Notes	Americold Pro Forma
ASSETS
Property, buildings and equipment:
Land	$533,822	$68,404	$26,882	11	$—		$629,108
Buildings and improvements	2,954,633	458,534	319,636	11	—		3,732,803
Machinery and equipment	907,006	129,030	77,423	11	—		1,113,459
Assets under construction	182,297	19,255	(19,255)	11	—		182,297

	4,577,758	675,223	404,686		—		5,657,667
Accumulated depreciation	(1,339,562)	(166,313)	166,313	11	—		(1,339,562)

Property, buildings and equipment—net	3,238,196	508,910	570,999		—		4,318,105
Operating lease right-of-use assets	68,512	—	191,229	12	—		259,741
Accumulated depreciation—operating leases	(22,065)	—	—				(22,065)

Operating leases—net	46,447	—	191,229		—		237,676
Financing leases:
Buildings and improvements	13,627	20,014	(3,725)	14	—		29,916
Machinery and equipment	104,561	46,522	(15,966)	14	—		135,117

	118,188	66,536	(19,691)		—		165,033
Accumulated depreciation	(36,212)	(19,498)	19,498	14	—		(36,212)

Financing leases—net	81,976	47,038	(193)		—		128,821
Cash and cash equivalents	173,913	73,066	(1,075,937)	4, 6	2,084,687	1, 2, 3, 16	1,255,729
Restricted cash	7,441	4,329	—		—		11,770
Accounts receivable—net of allowance	217,486	79,891	—		—		297,377
Identifiable intangibles assets—net	363,698	71,033	262,468	8, 9	—		697,199
Goodwill	399,301	64,895	250,722	8, 9	—		714,918
Investments in partially owned entities	21,536	21,821	(183)		—		43,174
Deferred income tax assets	—	6,885	—		—		6,885
Other assets	68,112	34,494	—		—		102,606

Total assets	$4,618,106	$912,362	$199,105		$2,084,687		$7,814,260

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Revolving line of credit	$—	$35,996	$(35,996)	4	$—		$—
Accounts payable and accrued expenses	356,734	132,989	(15,538)	4, 5	2,438	15	476,623
Mortgage notes, senior unsecured notes and term loans—net of deferred financing costs	1,827,484	507,080	(507,080)	2, 3, 4	917,774	2, 3	2,745,258
Sale-leaseback financing obligations	113,023	73,451	—		—		186,474
Financing lease obligations	79,973	34,734	12,111	14	—		126,818
Operating lease obligations	49,198	—	191,229	12	—		240,427
Unearned revenue	17,172	3,426	—		—		20,598
Pension and post-retirement benefits	9,589	—	—		—		9,589
Deferred tax liability—net	47,481	32,668	143,051	13	—		223,200
Multiemployer pension plan withdrawal liability	8,580	—	—		—		8,580

Total liabilities	2,509,234	820,344	(212,223)		920,212		4,037,567
Redeemable noncontrolling interest	—	7,283	—		—		7,283
Shareholders’ equity:
Common shares of beneficial interest, $0.01 par value	2,037	—	142	7	319	1	2,498
Paid-in capital	2,936,762	—	511,983	7	1,166,594	1	4,615,339
Partners’ capital	—	112,662	(112,662)	10	—		—
Accumulated deficit and distributions in excess of net earnings	(797,935)	—	(16,062)	5	(2,438)	15	(816,435)
Accumulated other comprehensive loss	(31,992)	(27,927)	27,927	10	—		(31,992)

Total shareholders equity	2,108,872	84,735	411,328		1,164,475		3,769,410

Total liabilities and shareholders’ equity	$4,618,106	$912,362	$199,105		$2,084,687		$7,814,260

Americold Realty Trust

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Nine Months Ended September 30, 2020

(Amounts in thousands except per share amounts)

	Americold Historical	Agro Merchants Historical (Note III)	Transaction Accounting Adjustments	Notes	Other Transaction Accounting Adjustments	Notes	Americold Pro Forma
Revenues:
Rent, storage, and warehouse services revenues	$1,141,503	$395,335	$(116,181)	A	$—		$1,420,657
Third-party managed services	213,213	—	—		—		213,213
Transportation services	104,874	—	116,181	A	—		221,055
Other revenues	4,459	—	—		—		4,459

Total revenues	1,464,049	395,335	—		—		1,859,384

Operating expenses:
Rent, storage, and warehouse services cost of operations	766,842	303,244	(94,756)	B, C	—		975,510
Third-party managed services cost of operations	202,752	—	—		—		202,752
Transportation services cost of operations	91,110	—	103,348	B	—		194,458
Cost of operations related to other revenues	4,286	—	—		—		4,286
Depreciation and amortization	157,572	47,534	9,901	E, F, G, H	—		215,007
Selling, general and administrative	105,202	55,890	(30,676)	C, D	—		130,416
Acquisition, litigation and other	9,771	18,174	21,904	D, I	—		49,849
Impairment of long-lived assets	6,282	—	—		—		6,282
Gain from sale of real estate	(21,448)	(5,277)	—		—		(26,725)

Total operating expenses	1,322,369	419,565	9,901		—		1,751,835

Operating income	141,680	(24,230)	(9,901)		—		107,549
Other (expense) income:
Interest expense	(70,114)	(29,319)	22,883	K	(11,589)	J	(88,139)
Interest income	1,027	—	—		—		1,027
Loss on debt extinguishment and modification	(781)	—	—		—		(781)
Foreign currency exchange loss, net	(373)	(2,699)	—		—		(3,072)
Other (expense) income, net	(168)	412	—		—		244
(Loss) income from investments in partially owned entities	(254)	700	—		—		446

Income (loss) before income tax (expense) benefit	71,017	(55,136)	12,982		(11,589)		17,274
Income tax (expense) benefit:
Current	(6,823)	(1,731)	—		—		(8,554)
Deferred	4,353	4,092	—		—		8,445

Total income tax (expense) benefit	(2,470)	2,361	—		—		(109)

Net income (loss)	68,547	(52,775)	12,982		(11,589)		17,165
Net loss attributable to non-controlling interest	—	(9)	—		—		(9)

Net income attributable to Americold Realty Trust	$68,547	$(52,766)	$12,982		$(11,589)		$17,174

Weighted average common shares outstanding - basic	202,380		46,067	L			248,447

Weighted average common shares outstanding - diluted	206,051		46,067	L			252,118

Net income per common share of beneficial interest - basic	$0.33						$0.07

Net income per common share of beneficial interest - diluted	$0.33						$0.07

Americold Realty Trust

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2019

(Amounts in thousands except per share amounts)

	Americold Historical	Agro Merchants Historical (Note III)	Transaction Accounting Adjustments	Notes	Other Transaction Accounting Adjustments	Notes	Americold Pro Forma
Revenues:
Rent, storage, and warehouse services revenues	$1,377,217	$521,193	$(139,671)	M	$—		$1,758,739
Third-party managed services	252,939	—	—		—		252,939
Transportation services	144,844	—	139,671	M	—		284,515
Other revenues	8,705	—	—		—		8,705

Total revenues	1,783,705	521,193	—		—		2,304,898

Operating expenses:
Rent, storage, and warehouse services cost of operations	929,626	409,731	(115,153)	N, O	—		1,224,204
Third-party managed services cost of operations	241,178	—	—		—		241,178
Transportation services cost of operations	126,777	—	132,995	N	—		259,772
Cost of operations related to other revenues	7,867	—	—		—		7,867
Depreciation and amortization	163,348	61,602	14,978	Q, R, S, T	—		239,928
Selling, general and administrative	129,310	61,585	(32,844)	O, P	—		158,051
Acquisition, litigation and other	40,614	3,911	31,064	P, U	—		75,589
Impairment of long-lived assets	13,485	1,945	—		—		15,430
Loss from sale of real estate	34	—	—		—		34

Total operating expenses	1,652,239	538,774	31,040		—		2,222,053

Operating income	131,466	(17,581)	(31,040)		—		82,845
Other (expense) income:
Interest expense	(94,408)	(41,952)	33,705	W	(15,452)	V	(118,107)
Interest income	6,286	—	—		—		6,286
Bridge loan commitment fees	(2,665)	—	—		(2,438)	Y	(5,103)
Foreign currency exchange gain, net	10	1,406	—		—		1,416
Other (expense) income, net	(1,870)	13,774	—		—		11,904
Gain from sale of partially owned entities	4,297	—	—		—		4,297
Loss from investments in partially owned entities	(111)	(430)	—		—		(541)

Income (loss) before income tax (expense) benefit	43,005	(44,783)	2,665		(17,890)		(17,003)
Income tax (expense) benefit:
Current	(5,544)	1,683	—		—		(3,861)
Deferred	10,701	1,169	—		—		11,870

Total income tax benefit	5,157	2,852	—		—		8,009

Net income (loss)	48,162	(41,931)	2,665		(17,890)		(8,994)
Net loss attributable to non-controlling interest	—	(196)	—		—		(196)

Net income (loss) attributable to Americold Realty Trust	$48,162	$(41,735)	$2,665		$(17,890)		$(8,798)

Weighted average common shares outstanding - basic	179,598		46,067	X			225,665

Weighted average common shares outstanding - diluted	183,950		46,067	X			230,017

Net income per common share of beneficial interest - basic	$0.26						$(0.04)

Net income per common share of beneficial interest - diluted	$0.26						$(0.04)

I.	Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2020

The adjustments to the unaudited pro forma condensed consolidated balance sheet as of September 30, 2020 are as follows:

1.

Reflect the proceeds of the issuance of 31.9 million common shares under the terms of the forward sale agreement that was entered into on October 16, 2020 and settled on December 29, 2020 for net cash proceeds of $1.17 billion after deducting the underwriting discount and offering costs of $43.7 million as if it had occurred on September 30, 2020.

2.

Reflect the issuance of €400.0 million of Series D notes for net proceeds of $489.5 million after deducting issuance costs of $2.4 million in a private placement completed on December 30, 2020 as if it had occurred on September 30, 2020.

3.

Reflect the issuance of €350 million of Series E notes for net proceeds of $428.3 million after deducting issuance costs of $2.1 million in a private placement completed on December 30, 2020 as if it had occurred on September 30, 2020.

4.

Reflect the extinguishment of Agro Merchants’ debt including $36.0 million due under the revolving line of credit, $13.6 million in accrued expenses and $507.1 million in debt and the derecognition of $12.8 million of debt issuance costs which were retired at closing with aggregate repayments of $569.5 million.

5.

Reflect the accrual of $16.1 million of professional fees incurred by the Company subsequent to September 30, 2020, and eliminate $18.0 million of Agro’s accrued transaction costs in connection with the Acquisition.

6.	Reflect cash consideration of $506.5 million paid to the Sellers.
7.

Reflect the issuance of 14.2 million common shares of beneficial interest to Sellers with an aggregate value of $512.1 million based on a closing price of $36.62 per share on December 29, 2020, as if they were issued on September 30, 2020.

8.	Eliminate $71.0 million of identifiable intangible assets, net and $64.9 million of goodwill recorded on Agro Merchants’ consolidated balance sheet at September 30, 2020.
9.

Record the preliminary identifiable intangible assets for customer relationships totaling $333.5 million and preliminary goodwill of $315.6 million arising from the Acquisition as if it occurred on September 30, 2020. Customer relationship intangible assets are amortized over 25 years for the purpose of these pro forma statements.

10.

Eliminate Agro Merchants’ Partners’ capital of $112.7 million and accumulated other comprehensive loss of $27.9 million as the assets acquired and liabilities assumed were recorded at fair value and the difference between assets acquired and liabilities assumed were recorded as goodwill.

11.

Record the preliminary valuation of the property, buildings and equipment acquired in the Agro Merchants’ acquisition on December 30, 2020, as if it occurred on September 30, 2020, at fair value as included in the table below:

	Fair Value of Assets Acquired	Depreciation Period
Land and land improvements	$95,286	Not Applicable
Buildings and improvements	778,170	16 to 36 years
Machinery and equipment	206,453	3 to 11 years

	$1,079,909

Accumulated depreciation of $166.3 million recorded by Agro Merchants’ was eliminated when the property, buildings and equipment were recorded at fair value.

12.

Record an operating lease right-of-use asset of $191.2 million and an operating lease obligation of the same amount for Agro Merchants’ in-place operating leases to conform the lease accounting policies of the companies in accordance with ASC 842.

13.	Record preliminary deferred tax liabilities of $175.7 million arising from the acquisition accounting.
14.

Record an adjustment to financing lease assets acquired from Agro Merchants to reflect of $46.8 million, eliminate accumulated amortization of financing lease assets of $19.5 million, and record financing lease obligations of $46.8 million.

15.	Reflect the accrual of $2.4 million of unused bridge loan financing fees incurred by the Company subsequent to September 30, 2020.
16.	Excess cash proceeds were used by the Company to fund other acquisitions, expansion and development projects, and to repay a portion of its indebtedness subsequent to September 30, 2020.

II.	Adjustments to the Unaudited Pro Forma Condensed Consolidated Statements of Operation

The adjustments to the unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2020 are as follows:

A.

Reclassify $116.2 million of Agro Merchants’ Rent, storage, and warehouse services revenue to report it as Transportation services revenue consistent with the Company’s financial statement presentation.

B.

Reclassify $103.3 million of Agro Merchants’ Rent, storage, and warehouse services cost of operations to report the costs as Transportation services cost of operations consistent with the Company’s financial statement presentation.

C.

Reclassify $8.8 million of Agro Merchants’ Selling, general and administrative expenses to Rent, storage, and warehouse services cost of operations to report the costs consistent with the Company’s financial statement presentation.

D.

Reclassify $21.9 million of Agro Merchants’ certain Selling, general and administrative expenses related to integration and transformation initiatives to Acquisition, litigation and other to report the costs consistent with the Company’s financial statement presentation.

E.	Eliminate $14.7 million of amortization expense arising from intangibles and goodwill recorded in Agro Merchants’ historical financial statements.
F.	Record $10.0 million of amortization expense associated with the intangible assets recorded by the Company as a result of the Agro Merchants’ acquisition.
G.	Eliminate $32.8 million of depreciation expense associated with property, buildings and equipment recorded in Agro Merchants’ historical financial statements.
H.

Record $41.6 million of depreciation expense for the property, buildings and equipment which were recorded at fair value rather than historical cost and $5.9 million of amortization expense for financing lease assets acquired by the Company in the Agro Merchants’ acquisition.

I.

Approximately $4.2 million of Americold’s acquisition costs and $18.2 million of Agro Merchants’ acquisition costs incurred in connection with the Acquisition are included in the Condensed Consolidated Statement of Operations for the nine months ended September 30, 2020. These costs will not affect the Company’s Statement of Operations beyond 12 months after the acquisition date.

J.	Record interest expense of $11.6 million associated with the Series D Notes and Series E Notes issued in a debt private placement.
K.	Eliminate $22.9 million of interest expense on Agro Merchants’ debt and revolving line of credit which were extinguished at closing.
L.

Include 46.1 million additional common shares issued by the Company which includes 14.2 million common shares issued as acquisition consideration and 31.9 million shares issued under the terms of the forward sale agreement to fund the acquisition.

The adjustments to the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2019 are as follows:

M.

Reclassify $139.7 million of Agro Merchants’ Rent, storage, and warehouse services revenue to report it as Transportation services revenue consistent with the Company’s financial statement presentation.

N.

Reclassify $133.0 million of Agro Merchants’ Rent, storage, and warehouse services cost of operations to report the costs as Transportation services cost of operations consistent with the Company’s financial statement presentation.

O.

Reclassify $17.8 million of Agro Merchants’ Selling, general and administrative expenses to Rent, storage, and warehouse services cost of operations to report the costs consistent with the Company’s financial statement presentation.

P.

Reclassify $15.0 million of Agro Merchants’ Selling, general and administrative expenses related to integration and transformation initiatives to Acquisition, litigation and other to report the costs consistent with the Company’s financial statement presentation.

Q.	Eliminate $20.3 million of amortization expense arising from intangibles recorded in Agro Merchants’ historical financial statements.
R.	Record $13.3 million of amortization expense associated with the intangible assets recorded by the Company as a result of the Agro Merchants’ acquisition.
S.	Eliminate $41.3 million of depreciation expense associated with property, buildings and equipment recorded in Agro Merchants’ historical financial statements.
T.

Record $55.4 million of depreciation expense for the property, buildings and equipment which were recorded at fair value rather than historical cost and $7.8 million of amortization expense for finance lease assets acquired by the Company in the Agro Merchants’ acquisition.

U.	Record professional fees incurred by the Company subsequent to September 30, 2020 in connection with the Acquisition of $16.1 million.
V.	Record interest expense of $15.5 million associated with the Series D Notes and Series E Notes issued in a debt private placement.
W.	Eliminate $33.7 million of interest expense on Agro Merchants’ debt and revolving line of credit which were extinguished at closing.
X.

Include 46.1 million additional common shares issued by the Company which includes 14.2 million common shares issued as acquisition consideration and 31.9 million shares issued under the terms of the forward sale agreement to fund the acquisition.

Y.	Record $2.4 million of unused bridge loan financing fees incurred by the Company subsequent to September 30, 2020.

III.	Historical Agro Merchants

Certain reclassifications have been made to the historical financial statements of Agro Merchants to conform to Americold Realty Trust’s presentation.

Balance Sheet Reclassifications:

i.	Reclassification of certain amounts of Agro Merchants’ “Property, plant and equipment — net” to the “Financing leases” line items.
ii.	Reclassification of Agro Merchants’ “Inventories, net”, “Prepaid expenses and other current assets” and “Other long-term assets” to the “Other assets” line item.
iii.	Reclassification of Agro Merchants’ “Income tax payable” and “Other long-term liabilities” to the “Accounts payable and accrued expenses” line item.

Income Statement Reclassifications

i.	Reclassification of Agro Merchants’ “Facility leases” to the “Rent, storage and warehouse services cost of operations” line item.
ii.	Reclassification of Agro Merchants’ “Share-based compensation” to the “Selling, general and administrative” line item.
iii.	Reclassification of certain amounts of Agro Merchants’ “Other (expense) income, net” to the “Foreign currency exchange gain (loss), net” line item.